Exhibit 32.1
STATEMENT OF CHIEF EXECUTIVE OFFICER OF
EMDEON CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Emdeon Corporation (“Emdeon”) on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin M. Cameron, Chief Executive Officer of Emdeon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Emdeon.
Dated: March 16, 2006

/s/ Kevin M. Cameron
Kevin M. Cameron
Chief Executive Officer

The foregoing certification is being furnished to accompany Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Emdeon that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Emdeon and will be retained by Emdeon and furnished to the Securities and Exchange Commission or its staff upon request.